EXHIBIT 23.1


April 14, 2004



                         CONSENT OF INDEPENDENT AUDITORS

C & D Production Inc.
Las Vegas, Nevada

We hereby consent to the use in the Annual Report on Form 10-KSB, filed pursuant to Section 13 or 15d of the Securities Exchange Act of 1934, of our report dated March 11, 2004 relating to the financial statements of C & D Production Inc. as of December 31, 2003.

                                             /s/ LICHTER, WEIL & Associates

San Diego, California
April 9, 2004